UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 7, 2005

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26950 Agoura Road
Calabasas Hills, California 91301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 7, 2005, the Board of Directors of The Cheesecake Factory Incorporated (the “Company”) approved a change to the fees payable to members of its Board of Directors who are not employees of the Company for services rendered as a director. The current and adjusted fee structure, effective February 9, 2005, are as follows:

	Current	Effective 2/9/05

Annual Fee	$15,000	$20,000
Attendance at each Meeting of the Board of Directors	$1,000	$1,250
Audit Committee Chairperson Fee for each Meeting of
the Audit Committee attended	$1,000	$1,000
Lead Director Fee for each Meeting of the Board of
Directors attended	$1,000	$1,000
Attendance at Committee Meeting on a date other than
regularly scheduled Board or Committee meeting
date	$1,000	$1,000

        The Board of Directors also increased the number of shares subject to options granted annually to non-employee directors under the Company’s 1997 Non-Employee Director Stock Option Plan from 5,000 to 7,500 shares.

        On February 7, 2005, the Company’s Board of Directors also approved an Amendment to the Company’s Credit Agreement with Bank of the West which extends the expiration date of the commitment to December 31, 2006. A copy of this Amendment is attached as Exhibit 10.1.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	First Amendment to Credit Agreement.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2005	THE CHEESECAKE FACTORY INCORPORATED
By: /s/ MICHAEL J. DIXON —————————————————————— Michael J. Dixon Senior Vice President and Chief Financial Officer

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